Exhibit 5.1
[LETTERHEAD OF REED SMITH LLP]
Reed Smith LLP
1901 Avenue of the Stars
Suite 700
Los Angeles, CA 90067-6078
310.734.5200
Fax 310.734.5299
December 4, 2007
Trio-Tech International
14731 Califa Street
Van Nuys, California 91411
Re: Registration Statement on Form S-8
Ladies and Gentlemen:
     This firm has assisted Trio-Tech International, a California corporation (the “Company”), in connection with the registration under the Securities Act of 1933, as amended, of 300,000 shares of the Common Stock, no par value, of the Company (the “Common Stock”), issuable under the 2007 Employee Stock Option Plan of the Company (the “Employee Plan”), and 200,000 shares of the Common Stock issuable under the 2007 Directors Equity Incentive Plan of the Company (the “Director Plan;” the Director Plan and the Employee Plan are collectively referred to herein as the “Plans”) pursuant to a Registration Statement on Form S-8 (the “Registration Statement”) to be filed by the Company with the Securities and Exchange Commission (the “Commission”).
     In rendering the opinion hereinafter expressed, we have examined the proceedings heretofore taken by the Company with respect to the adoption of the Plans and made such other legal and factual examinations and inquiries as we have deemed necessary and appropriate for the purpose of this opinion.
     Based on the foregoing, it is our opinion that (a) the shares of the Common Stock to be issued pursuant to stock options to be granted under the Employee Plan and (b) the shares of the Common Stock to be issued as restricted stock or pursuant to stock options to be granted under the Director Plan will, when issued in accordance with the terms thereof, be legally issued, fully paid and non-assessable.
     We express no opinion herein as to the laws of any state or jurisdiction other that the laws of the State of California and the federal laws of the United States of America.
     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and the reference to this firm therein. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,
/s/ REED SMITH LLP
REED SMITH LLP